 Exhibit 23.2

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of AirJoule Technologies Corporation our report dated March 25, 2025, relating to the financial statements of AirJoule, LLC (the Company), appearing in AirJoule Technologies Corporation’s Annual Report on Form 10-K for the year ending December 31, 2024.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.C.

Houston, Texas

May 15, 2025